Registration Statement No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         LEHMAN BROTHERS HOLDINGS INC.
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                               13-3216325
    (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)              identification number)

                              745 Seventh Avenue
                           New York, New York 10019
                   (Address of principal executive offices)


     1999 NEUBERGER BERMAN INC. DIRECTORS STOCK INCENTIVE PLAN, AS AMENDED
                           (Full title of the plan)



                             Thomas A. Russo, Esq.
                              745 Seventh Avenue
                           New York, New York 10019
                    (Name and address of agent for service)


                                (212) 526-7000
         (Telephone number, including area code, of agent for service)


                                   Copy to:
                           Jeffrey A. Welikson, Esq.
                         Lehman Brothers Holdings Inc.
                          399 Park Avenue, 11th Floor
                           New York, New York 10022

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
Title of Securities to be Registered                 Amount to       Proposed Maximum    Proposed Maximum      Amount of
                                                 be Registered (1)  Offering Price per  Aggregate Offering  Registration Fee
                                                                         Unit (2)           Price (2)
==============================================================================================================================
Common Stock, $.10 par value                           55,543             105.27             5,847,011.61          $473.02(3)
------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement registers the issuance of 55,543 shares of common stock of Lehman Brothers Holdings Inc. (the "Registrant"), par value $0.10 (the "Common Stock") which are issuable pursuant to the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the weighted average exercise price of the stock options.
(3) The total filing fee for Common Stock registered herein of $473.02 is offset pursuant to Rule 457(p) of the Securities Act by filing fees previously paid with respect to unsold shares registered pursuant to registration statements on Form S-8 filed by Neuberger Berman Inc., a wholly owned subsidiary of the Registrant, on September 1, 2000 for the Neuberger Berman Inc. Employee Stock Purchase Plan and the Neuberger Berman
Inc. Wealth Accumulation Plan (Registration No. 333-45058); and on October 7, 1999 for the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, the 1999 Neuberger Berman Inc. Annual Incentive Plan, 1999 Neuberger Berman
Inc. Long-Term Incentive Plan, 1999 Neuberger Berman Inc. Deferred
Compensation Plan, and Neuberger Berman Inc. Employee Defined Contribution
Stock Incentive Plan (Registration No. 333-88579).

                               EXPLANATORY NOTE

     Pursuant to the terms of the Agreement and Plan of Merger dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003 (the "Merger Agreement"), Neuberger Berman Inc. ("Neuberger") has merged with and into Ruby Acquisition Company (the "Merger"), a direct wholly owned subsidiary of the Registrant, and is now a direct wholly owned subsidiary of the Registrant.

     Pursuant to the Merger Agreement, the Registrant assumed the obligations of Neuberger under the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, as amended. Shares issuable under the plan were originally registered by Neuberger on Form S-8, Registration No. 333-88579. The number of shares subject to outstanding awards or rights under the plan as of the closing of the Merger has been recalculated pursuant to exchange ratios set forth in the Merger Agreement.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002, filed with the SEC on February 28, 2003;

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2003 filed with the SEC on April 14, 2003; for the quarterly period ended May 31, 2003 filed with the SEC on July 15, 2003 and for the quarterly period ended August 31, 2003, filed with the SEC on October 15, 2003;

         (3) The Registrant's Current Reports on Form 8-K, filed with the SEC on each of December 11, December 19 and December 23 (two filings), 2002, and January 9, March 17, March 20, March 21, April 29, May 1, May 2, May 8 (two filings), May 13, May 20, May 27, June 2, June 19, June 24, July 1, July 10, July 14, July 22, August 26, August 27, September 10, September 16, September 23, October 8 and October 31, 2003 (two filings); and

         (4) The description of the Registrant's Common Stock, as contained in the Registrant's Form 8-A Registration Statement, filed with the SEC on
April 29, 1994.

         In addition, all documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Oliver Budde, Vice President and Associate General Counsel of the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation of the Registrant authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law from time to time. In addition, the directors of the Registrant are insured under officers' and directors' liability insurance policies purchased by the Registrant.

         Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers in certain circumstances, which may include indemnification for liabilities arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The Exhibit Index beginning on page 7 is hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURE PAGE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 31, 2003.

                                   LEHMAN BROTHERS HOLDINGS INC.

                                       By:     /s/ Oliver Budde
                                       -------------------------------
                                       Name:   Oliver Budde
                                       Title:  Vice President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                Signature                                  Title                                Date

                    *                                Chairman and Chief                   October 31, 2003
------------------------------------------           Executive Officer
           Richard S. Fuld, Jr.

                    *                                     Director                        October 31, 2003
------------------------------------------
            Michael L. Ainslie

                    *                                     Director                        October 31, 2003
------------------------------------------
              John F. Akers

                    *                                     Director                        October 31, 2003
------------------------------------------
             Roger S. Berlind

                    *                                     Director                        October 31, 2003
------------------------------------------
           Thomas H. Cruikshank

                    *                                     Director                        October 31, 2003
------------------------------------------
              Henry Kaufman

                    *                                     Director                        October 31, 2003
------------------------------------------
             John D. Macomber

                    *                                     Director                        October 31, 2003
------------------------------------------
               Dina Merrill


* By:      /s/ Jeffrey A. Welikson
           ------------------------
            Jeffrey A. Welikson
             Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number                         Description of Exhibit
-------        ---------------------------------------------------------------

4.1      --    1999 Neuberger Berman Inc. Directors Stock Incentive Plan,
               as amended.

5.1      --    Opinion (and consent) of Oliver Budde, Vice President and
               Associate General Counsel of Lehman Brothers Holdings
               Inc., as to the validity of the shares of Common Stock to which this Registration Statement relates.

23.1      --   Consent of Oliver Budde, Vice President and Associate
               General Counsel of Lehman Brothers Holdings Inc. (included in Exhibit 5.1).

23.2     --    Consent of Ernst & Young, LLP, Independent Auditors.

24.1     --    Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant's Form S-4 Registration Statement, filed with the SEC on August 15, 2003 (Registration No. 333-108025)).

                                                                   EXHIBIT 4.1


                                AMENDMENT NO. 2
                                    TO THE
                          1999 NEUBERGER BERMAN INC.
                        DIRECTORS STOCK INCENTIVE PLAN

         WHEREAS, in connection with the merger of Neuberger Berman Inc. ("Neuberger") with and into Ruby Acquisition Company (the "Merger"), as set forth in the Agreement and Plan of Merger dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company and Neuberger (the "Merger Agreement"), it is necessary to amend certain of the stock incentive plans maintained by Neuberger.

         NOW, THEREFORE, pursuant to Article X of the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan (the "Plan") and resolutions of the Board of Directors of Neuberger dated October 31, 2003, the Plan is hereby amended, effective as of October 31, 2003, as follows:

         1. The definition of the term "Board" as set forth in Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

             ""Board" means the Board of Directors of Lehman Brothers Holdings Inc."

         2. The definition of the term "Common Stock" as set forth in Section
2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

            ""Common Stock" means the common stock of Lehman Brothers Holdings Inc., par value $0.10 per share."

         3. The definition of the term "Company" as set forth in Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

            ""Company" means Lehman Brothers Holdings Inc."

         4. The definition of the term "Eligible Director" as set forth in
Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

             ""Eligible Director" means any director of Neuberger Berman Inc. who, as of October 31, 2003, had previously been designated as an Eligible Director by the board of directors of Neuberger Berman Inc. and received an Award under this Plan."

         5. The definition of the term "Initial Public Offering" as set forth in Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

              ""Initial Public Offering" means the first offering of common stock of the Company to the general public pursuant to an underwritten public offering, effective August 2, 1999."

         6. The reference to the number of Shares available for Grants under the Plan contained in Section 4.1 of the Plan is hereby amended by deleting the number "200,000" and replacing it with the following number (rounded to the nearest whole share), which reflects, in accordance with Section 4.3 of the Plan, among other things, the effect of the Merger and the application of the Exchange Ratio and the Special Option Exchange Ratio (as such terms are defined in the Merger Agreement) on the number of shares of Neuberger common stock subject to applicable outstanding Awards as of the Effective Time

(as defined in the Merger Agreement) and which includes such number of Shares to be subject to Awards to be granted in connection with the Merger: 55,543.

         All other provisions of the Plan shall remain in full force and effect, except to the extent modified by the foregoing.

                                AMENDMENT NO. 1
                                    TO THE
                          1999 NEUBERGER BERMAN INC.
                        DIRECTORS STOCK INCENTIVE PLAN

          This Amendment No. 1 (the "Amendment") to the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan (the "Plan") is made effective as of this 18th day of July, 2000.

          Pursuant to resolutions of the Board of Directors (the "Board") of Neuberger Berman Inc. (the "Company") dated July 18, 2000, the Plan is hereby amended as follows:

          The definition of the term "Change in Control" in Section 2.1 of the Plan is hereby amended to read as follows:

          "Change in Control" means the occurrence of any of the following events:

                    (a) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

                    (b) any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                    (c) the stockholders of the Company shall approve a definitive agreement (i) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (ii) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; provided, in each case, that such transaction shall have been consummated; or

                    (d) the purchase of Common Stock pursuant to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Subsidiary, or an employee benefit plan of the Company or any Subsidiary, for 50% or more of the Common Stock of the Company.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code."

         Except as expressly provided herein, the terms and conditions of the Plan shall remain unchanged.

                          1999 NEUBERGER BERMAN INC.

                        DIRECTORS STOCK INCENTIVE PLAN


                                   ARTICLE I
                                    PURPOSE

         The purposes of the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan (the "Plan") are to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by granting eligible directors an equity interest in the Company.

                                  ARTICLE II
                                  DEFINITIONS

      2.1 Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

      "Act" means the Securities Exchange Act of 1934, as amended.

      "Adjustment Event" means any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock of the Company.

      "Award" means any Option, Phantom Stock or Share awarded under the Plan.

      "Board" means the Board of Directors of the Company.

      "Change in Control" means the occurrence of any of the following events:

          (a) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

          (b) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

          (c) the stockholders of the Company shall approve a definitive agreement (I) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (II) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; provided, in each case, that such transaction shall have been consummated; or

          (d) the purchase of Common Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any

Subsidiary, or an employee benefit plan of the Company or any Subsidiary, for 20% or more of the Common Stock of the Company.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

      "Change in Control Price" means the highest price per Share offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board (as constituted before the Change in Control) if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

      "Company" means Neuberger Berman Inc., a Delaware corporation, and any successor thereto.

      "Common Stock" means the common stock of the Company, par value $0.01 per share.

      "Eligible Director" means a director of the Company who is not, at the relevant time, an officer or employee of the Company or any of its Subsidiaries.

      "Fair Market Value" means, as of any date of determination, the closing price of a Share on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time). In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price of a Share on the immediately preceding day on which Common Stock transactions were so reported. Notwithstanding the foregoing, with respect to any Award which becomes effective upon the closing of the Initial Public Offering, Fair Market Value shall mean the initial price at which a Share is offered to the public pursuant to the Initial Public Offering.

      "Initial Public Offering" means the first offering of the Common Stock to the general public pursuant to an underwritten public offering.

      "Option" means the right to purchase Shares at a stated price for a specified period of time. Options under the Plan are nonstatutory stock options not intended to qualify under section 422 of the Code.

      "Plan" means this 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, as set forth herein and as the same may be further amended from time to time.

      "Share" means a share of Common Stock.

      "Stock Account" means a memorandum account established to record the deferral of fees, pursuant to a Deferral Election and in accordance with
Section 7.2, otherwise payable to an Eligible Director, as described in
Section 7.1.

      "Subsidiary" means any corporation or other entity of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other voting or controlling equity interest in the case of an entity that is not a corporation.

      2.2 Additional Definitions.

      "Deferral Election" has the meaning given in Section 7.1.

      "Distribution Election" has the meaning given in Section 7.3.

      "Permitted Transferee" has the meaning given in Section 11.1.

      "Phantom Stock" has the meaning given in Section 7.2.

      "Restricted Stock Award" has the meaning given in Section 5.1.

      2.3 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE III
                                ADMINISTRATION

      3.1 Powers of the Board. This Plan shall be administered by the Board. The Board shall be responsible for the administration of the Plan, including, without limitation, determining which Participants receive Awards, what kind of Awards are made under the Plan and for what number of shares, and the other terms and conditions of each such Award. The Board shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Board arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the greatest extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company and its Subsidiaries, all Participants and any person claiming under or through any Participant. The Board may delegate its powers (other than the power to amend this Plan) and functions hereunder to a duly appointed committee of the Board. All expenses incurred in the administration of the Plan, including, but not limited to, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

      3.2 Delegation. The Board may designate the Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

                                  ARTICLE IV
                             STOCK SUBJECT TO PLAN

      4.1 Number. Subject to the provisions of this Article IV, the number of Shares subject to Awards under the Plan may not exceed 200,000 Shares, plus any Shares that, after the effective date of the Plan, become available for Awards under this Plan in accordance with Section 4.2 below. Without limiting the generality of the foregoing, whenever Shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan only the net number of Shares actually issued shall be counted against the foregoing limit. The Shares to be delivered under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock not reserved for any other purpose.

      4.2 Canceled, Terminated, or Forfeited Awards. Any Shares subject to any Award granted hereunder which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock after the effective date of this Plan shall be available for further Awards under the Plan.

      4.3 Adjustment in Capitalization. In the event of any Adjustment Event such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, the Board shall, in such manner as the Board shall deem equitable, adjust any or all of
(A) the number and kind of Shares which thereafter may be awarded or optioned and sold under the Plan (including, without termination, adjusting the limits on the number and types of certain Awards that may be made under the Plan),
(B) the number and kinds of Shares subject to outstanding Options and other Awards and (C) the grant, exercise or conversion price with respect to any of the foregoing. In addition, the Board may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award. The number of Shares subject to any Option or other Award shall always be a whole number.

                                                                             4
                                   ARTICLE V
                                 SHARE AWARDS

      5.1 Share Awards. The Board may, in its sole discretion, grant Awards entitling Eligible Directors to receive Shares, subject to the right of the Company to repurchase all or part of such Shares at their issue price or other stated or formula price from the Eligible Director in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (a "Restricted Stock Award").

      5.2 Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificate issued in respect of a Restricted Stock Award shall be registered in the name of the Eligible Director and, unless otherwise determined by the Board, deposited by the Eligible Director, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Eligible Director or, if the Eligible Director has died, to the beneficiary designated, in a manner determined by the Board, by an Eligible Director to receive amounts due or exercise rights of the Eligible Director in the event of the Eligible Director's death or, in the absence of an effective designation by an Eligible Director, the Eligible Director's estate.

                                  ARTICLE VI
                                 OPTION AWARDS

      6.1 Option Awards. The Board may grant Options to purchase Common Stock and determine the number of Shares to be covered by each Option, the exercise price of each Option and, subject to Section 6.2, the terms and conditions of any and all Options granted to Eligible Directors.

      6.2 Option Agreement. Options shall be evidenced by a written option agreement embodying the following terms:

      (a) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

      (b) Exercisability. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided that such Option shall be exercisable during the life of an Eligible Director only by the Eligible Director or his or her legal representative.

      6.3 Procedure for Exercise. An Eligible Director electing to exercise one or more Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Board have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (A) in cash or its equivalent, (B) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), (C) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (D) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Board have been made to assure full payment of the exercise price therefor and any required withholding or other similar taxes or governmental charges. Upon such terms and conditions as the Board may establish from time to time, an Eligible Director may be permitted to defer the receipt of Shares otherwise deliverable upon exercise of an Option.

      6.4 Share Deferral. Subject to the terms and conditions as the Board determines appropriate, an Eligible Director may, by written notice filed with the Secretary of the Company, elect to defer receipt of the certificate or certificates for Shares then purchased pursuant to the exercise of an Option.

                                                                             5
                                  ARTICLE VII
                         DEFERRED COMPENSATION PROGRAM

      7.1 Deferral Election. (a) On or before December 31 of any calendar year ending within the term of the Plan, an Eligible Director may, by written notice filed with the Secretary of the Company, elect to defer receipt of all or any part of any fees payable to such Eligible Director in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Account, in accordance with Section 7.2 (such written notice, a "Deferral Election").

      (b) A Deferral Election shall continue in effect (including with respect to fees payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such Deferral Election by written notice filed with the Secretary of the Company. Any such revocation or modification of a Deferral Election shall apply only with respect to the deferral of all or any part of any fees payable to such Eligible Director in respect of calendar years following the year in which such revocation or modification is made, provided that such revocation or modification shall in no event become effective earlier than six months after it is received by the Secretary of the Company. Amounts credited to the Eligible Director's Stock Account prior to the effective date of any such revocation or modification of a Deferral Election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked a Deferral Election may file a new Deferral Election, provided that such Deferral Election shall be effective no sooner than in the calendar year following the year in which such Deferral Election is filed.

      7.2 Stock Account. Any fees deferred pursuant to a Deferral Election shall be deemed to be invested in a number of notional Shares of the Company (the "Phantom Stock") equal to the quotient of (I) the amount of such fees divided by (II) the Fair Market Value of a Share on the date the fees would have been payable. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Phantom Stock in the Eligible Director's Stock Account shall be increased by the number of Phantom Stock determined by dividing (I) the product of (A) the number of Phantom Stock in the Eligible Director's Stock Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) by (II) the Fair Market Value of a Share on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Account shall be increased by the number of Phantom Stock equal to the product of (I) the number of Phantom Stock credited to the Eligible Director's Stock Account on the related dividend record date and (II) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any Adjustment Event affecting the Shares, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Phantom Stock credited to the Eligible Director's Stock Account. Fractional Phantom Stock shall be credited, but shall be rounded to the nearest hundredth of a Share.

      7.3 Distribution from Accounts upon Termination of Service as a Director. At the time an Eligible Director makes a Deferral Election pursuant to Section 7.1(a), the Eligible Director shall also file with the Secretary of the Company a written election (a "Distribution Election") with respect to whether (I) the value of any Phantom Stock to be credited to the Stock Account shall be distributed wholly in cash, in the greatest number of whole Shares (with any fractional interest payable in cash) or a combination of cash and whole Shares, (II) such distribution shall commence immediately following the date the Eligible Director ceases to be a director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a director and (III) such distribution shall be in one lump-sum payment or in such number of annual installments (not to exceed ten) as the Eligible Director may designate. An Eligible Director may at any time, and from time to time, change any Distribution Election applicable to his or her Stock Account, provided that no election to change the timing of any terminal distribution shall be effective unless it is made in writing and received by the Secretary of the Company at least one full calendar year prior to the time at which the Eligible Director ceases to be a director.

      7.4 Distribution from Stock Account prior to Termination of Service as a Director. Any Eligible Director may, by filing a written election with the Secretary of the Company, elect to receive a distribution of all or any portion of the amounts credited to the Eligible Director's Stock Account as of a date which is at least one full year after the date as of which a Deferral Election is filed with the Secretary; provided that, any Eligible Director who elects to receive a distribution pursuant to this Section 7.4 shall cease to be eligible to make any additional deferrals under this Section 7 with respect to fees payable in the two calendar years immediately following the year in which such election is filed with the Secretary.

      7.5 Payment of Plan Distributions. Any distribution to be made hereunder, whether in the form of a lump-sum payment or installments, following the termination of an Eligible Director's service as a director shall commence in accordance with the Distribution Election made by the Eligible Director in accordance with Section 7.3. If an Eligible Director fails to specify a form of payment or a commencement date for a distribution in accordance with Section 7.3, such distribution shall be made in cash and commence on the first business day of the calendar year immediately following the year in which the Eligible Director ceases to be a director. If an Eligible Director fails to specify in accordance with Section 7.3 that a distribution shall be made in a lump-sum payment or a number of installments, such distribution shall be made in a lump-sum payment. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installment Distribution Election shall have been paid.

                                 ARTICLE VIII
                               CHANGE IN CONTROL

         In the event of a Change in Control, each Option shall be, at the discretion of the Board, either canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option, or fully exercisable regardless of the exercise schedule otherwise applicable to such Option and all other Awards shall become nonforfeitable and be immediately transferable or payable, as the case may be.

                                  ARTICLE IX
                            RIGHTS AS A STOCKHOLDER

      An Eligible Director (or a Permitted Transferee) shall have no rights as a stockholder with respect to any Shares covered by an Award until he or she shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

                                   ARTICLE X
               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

      The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that no amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the holder thereof.

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

      11.1 Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Board may permit (on such terms and conditions as it shall establish) an Eligible Director to transfer an Award for no consideration to his or her child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Eligible Director's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Eligible Director) control the management of assets, and any other entity in which these persons (or the Eligible Director) own more than fifty percent of the voting interests ("Permitted Transferees"). Except to the extent required by law, no right or interest of any Eligible Director shall be subject to any lien, obligation or liability of the Eligible Director. All rights with respect to Awards granted to an Eligible Director under the Plan shall be exercisable during the Eligible Director's lifetime only by such Eligible Director or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Eligible Director and the Company.

      11.2 Beneficiary Designation. Each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director's death shall be paid to or exercised by the Eligible Director's surviving spouse, if any, or otherwise to or by his estate.

      11.3 No Right To Serve As A Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company, provided that each Eligible Director by accepting each Award shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until the next annual meeting of shareholders and that he agrees to do so unless a change in circumstances arises.

      11.4 Withholding Taxes. The Company shall have the right to deduct from all amounts paid to an Eligible Director in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Shares, no shares shall be issued unless and until arrangements satisfactory to the Board shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Board may, subject to such terms and conditions as it may establish from time to time, permit an Eligible Director to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (but no greater amount).

      11.5 No Limit On Corporate Action. The existence of this Plan and Shares granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

      11.6 No Right To Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

      11.7 Listing of Shares and Related Matters. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board. The Company, in its discretion, may require an Eligible Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to any person with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

      11.8 Issuance of Stock Certificates; Legends. Upon any exercise of an Option and payment of the exercise price thereof and upon the issuance of Shares pursuant to this Plan, a certificate or certificates for the Shares shall be issued by the Company in the name of the person or persons exercising such Option or receiving such Shares and shall be delivered to or upon the order of such person or persons. Certificates for Shares issued upon exercise of an Option or otherwise hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Eligible Director with respect to such Shares.

      11.9 Agents and Indemnification. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to Section 3.2 above shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof or any person designated pursuant to Section
3.2 above shall be indemnified and held harmless by the Company against any cost, expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the Bylaws of the Company.

      11.10 Notices. Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

      11.11 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

      11.12 Effective Date. The Plan shall be effective as of the date of the Initial Public Offering.

      11.13 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

      11.14 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

                                                                   EXHIBIT 5.1

                         LEHMAN BROTHERS HOLDINGS INC.
                                399 Park Avenue
                           New York, New York 10022

                               October 31, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

         I am a Vice President and Associate General Counsel of Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"). A Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), is being filed concurrently herewith by the Company with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the registration of 55,543 shares of authorized and unissued or issued Common Stock (the "Shares") to be distributed from time to time to certain employees of the Company under the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, as amended (the "Plan").

         In that connection, I or members of my staff have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

         Based upon the foregoing, I am of the opinion that the issuance by the Company of the Shares has been duly authorized, and when the Shares are duly issued in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

         I hereby consent to the filing of this opinion (and this consent) as an exhibit to the Registration Statement, without admitting that I am an "expert" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                 Very truly yours,

                                 /s/ OLIVER BUDDE
                                 -----------------------

                                 Oliver Budde
                                 Vice President and Associate General Counsel

                                                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8) of Lehman Brothers Holdings Inc. (the "Company") for the registration of shares of the Company's Common Stock, par value $0.10 per share, pertaining to the 1999 Neuberger Berman Inc. Directors Incentive Plan, as amended, of our report dated January 10, 2003, with respect to the consolidated financial statements and schedule of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                   /S/ ERNST & YOUNG LLP
                                   -------------------------
                                   Ernst & Young LLP
New York, New York
October 31, 2003